Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 26, 2010 with respect to the audited consolidated financial statements of Longhai Steel, Inc. for the years ended December 31, 2009, 2008 and 2007

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malone–bailey.com
Houston, Texas

July 20, 2010